Investor Presentation Third Quarter 2020 Exhibit 99.2

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance, are based on the current expectations of Popular, Inc.’s (the “Corporation”) management and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Such factors include, but are not limited to, the scope and duration of the COVID-19 pandemic, actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on the Corporation, our  customers, service providers and third parties. Information on the risks and important factors that could affect the Corporation’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 to be filed with the Securities and Exchange Commission. Our filings are available on the Corporation’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). The Corporation assumes no obligation to update or revise any forward-looking statements which speak as of their respective dates.

Puerto Rico – Key Indicators

		Q1 2020	Q2 2020	Q3 2020
Puerto Rico	Economy	• As of March 15, 45% of economy open[1] • Estimated 2020 GDP impact: $6.3 billion[1] • COVID-related stimulus:[2] ▪ Federal: $5.5 - $5.9 billion ▪ P.R. government: $787 million	• Gradually reopened with most restrictions lifted by June[1] • Revised estimated 2020 GDP impact: $21.2 billion[1] • COVID-related stimulus:[3] ▪ Federal: $13.9 billion ▪ P.R. government: $787 million	• Most sectors operating with some restrictions • Revised estimated 2020 GDP impact: $23.7 billion[1] • COVID-related stimulus:[3] ▪ Federal: $13.9 billion ▪ P.R. government: $787 million
	Employment[4]	• Nonfarm employment (March 2020): 0.6% higher than March 2019	• Nonfarm employment: 9% lower than June 2019; 5% higher than April 2020	• Nonfarm employment: 8% lower than Sept. 2019; 7% higher than April 2020
	New Auto Sales[5]	• 28% lower than Q1 2019	• 49% lower than Q2 2019 • YTD: 38% below 2019	• 18% higher than Q3 2019 • YTD: 21% below 2019
	Cement Sales[6]	• 27% lower than Q1 2019	• 6% lower than Q2 2019 • YTD: 16% below 2019	• 29% higher than Q3 2019 • YTD: 2% below 2019
BPPR	Debit and Credit Card Sales ($)	• 2% lower than Q1 2019	• 5% lower than Q2 2019 • YTD: 3% below 2019	• 27% higher than Q3 2019 • YTD: 7% above 2019

[1] Source: Moody's Analytics- April 2, 2020, June 23, 2020 and September 2020; [2] Source: El Nuevo Dia, En Marcha el Acceso de Fondos, April 20, 2020; [3] Source: Financial Oversight and Management Board for Puerto Rico, Certified 2020 Fiscal Plan for Puerto Rico (May 27, 2020), [4] Source: U.S. Bureau of Labor Statistics (Household Survey, Seasonally Adjusted); [5] Source: United Automobile Importers Group (based on units); [6] Source: Puerto Rico Economic Development Bank.

POPULAR.

3

COVID-19 Response: Highlights Customer Engagement (P.R.) Additional Initiatives 86% of total number of loans originated or $328 million are below $50,000 qualifying them for the simplified loan forgiveness process Deployed online platform for customers to request loan forgiveness We expect that the forgiveness process will be substantially completed during Q4 2020 Offering full-banking services at 94% of total branches; 91% in Puerto Rico, 100% in the Virgin Islands, New York Metro and in South Florida Broad payment relief for consumer and commercial customers Continue to strengthen return to work protocol to safely transition back on-premise; do not foresee general return to office until January 2021 Payment Protection Program 1.9 million customers as of September 2020 (increased by 93,000 since March 2020; 41,000 since June 2020) 12% growth in active online users1 since March 2020 Captured 70% of deposits in Q3 2020 and 66% of year-to-date deposits through digital channels 1 Customers who have logged on to Popular’s web and/or mobile platform in the past 30 days.

NPLs decreased $26 million; ratio at 2.5% NCO ratio decreased to 0.24% ACL to loans held-in-portfolio of 3.15% Credit Metrics Net income of $168 million Net interest margin: Popular, Inc. 3.06%, BPPR 3.13% Provision for credit losses of $19 million Earnings Robust capital; Common Equity Tier 1 Capital ratio of 15.9% Tangible book value per share of $61.69 compared to $60.13 in Q2 2020 Capital Q3 2020 Highlights Completed $808 million bulk mortgage repurchase transactions: $688 million of GNMA loans and $120 million of FNMA/FHLMC loans Puerto Rico customers grew by 41,000 from Q2 2020 Quarter Events

New York Metro: close 11 branches, maintain 27 branches South Florida: continue operating 11 branches Branches Popular Bank Branch Network Realignment Pre-tax charge of approximately $25 million; $23 million in Q4 2020 Reduce operating costs: annual savings estimated to be $13 million Expected payback in approximately 2 years Financial Impact Branches to focus on small and medium-sized businesses, embedding business bankers in the retail network Continue to grow specialty businesses: Popular Association Banking (homeowners associations), healthcare (skilled nursing and assisted living) and non-profit-organizations Strengthening digital capabilities to address changes in customer behavior Commercial Led Strategy

Financial Summary 7

Delinquencies and deferrals increased the population of serviced loans eligible for repurchase Minimize future servicing advances and sundry losses Deploy liquidity to increase interest income; expected blended yield of the portfolio of approximately 3.50% Estimated payback period of approximately six months Mortgage Repurchase Transactions 1 The GNMA repurchase transaction resulted in an increase in the mortgage portfolio of $364 million QoQ. A portion of the acquired loans amounting to $324 million were included in the prior period’s ending portfolio balance, in accordance with U.S. GAAP, due to the delinquency status of the loans and the Corporation's right but not the obligation to repurchase the assets. 2 The repurchased FNMA loans were previously sold with credit recourse and are considered Purchased Credit Deteriorated (''PCD'') at the time of repurchase. Differences due to rounding

Net Interest Margin Dynamics Q3 2020 FTE1 net interest margin at 3.37% Decrease in net interest margin is primarily due to the change in asset mix FTE loan yield decreased 8 basis points to 6.16% QoQ Total deposit cost decreased 7 basis points QoQ; U.S. decreased 20 basis points to 0.81% and P.R. decreased 4 basis points to 0.18% Loan Yield, Deposit Cost and NIM (FTE) Total Loans and Deposits ($ in billions) 2 Money Market and Investment Securities ($ in billions) 2 ¹ FTE stands for fully taxable-equivalent basis. Represents a non-GAAP financial measure. See the Corporation’s earnings press release, Form 10Q and Form 10k filed with the Securities and Exchange Commission for the applicable periods, for a GAAP to non-GAAP reconciliation 2 Balances are at end of period Differences due to rounding

Capital 1Pro-forma capital and ratios are estimated as of September 30, 2020 and do not include nine quarters of accumulated PPNR, as in previously published stress tests Differences due to rounding Robust capital levels; Common Equity Tier 1 of 15.9% Leverage ratio impacted by the high proportion of zero-risk weight assets on the balance sheet Tangible book value per share of $61.69 compared to $60.13 in Q2 2020 Targeting announcement of 2021 capital actions in April 2021 Popular regulatory capital does not include: Disallowed portion of ACL of $192 million Unrealized gain on Evertec equity stake of approximately $322 million Estimated Capital Ratios Under Current Regulatory Rules1 Capital Ratios (%)

COVID-19 Sensitive Segments

Segment	Highlight	Outstanding[1] % of Outstanding	P.R. / U.S.	PPP Loans P.R. / U.S.	Undrawn	Total Deferrals/Active Deferrals[2]	Expired Deferrals % Current	Post-COVID Downgrades[2]
Commercial Real Estate (Non-Retail)	• P.R.: 61% are non owner-occupied loans, mainly office space with stable occupancies and collection rates. Active deferrals $17 million or 1% of portfolio • U.S.: 70% comprised of multifamily loans in NY and SFL with overall collection around 90%. Active deferrals $21 million or 1% of portfolio	$3.9B 29.4%	$1.7B $2.2B	$6M $4M	$138M	31% 1%	98%	17% 14%
Health Care Facilities	• P.R.: Mainly hospitals. Active deferrals $23M or 5% of portfolio • U.S.: ~72% comprised of skilled nursing homes; diversified across operators. Active deferrals $6 million or 1% of portfolio • Supported by federal funds since the onset of COVID	$1.6B 11.8%	$475M $1.1B	$196M $72M	$165M	20% 2%	98%	14% 7%
Non-Essential Retail	• P.R.: Mostly shopping centers (63%) and auto retail (28%). A significant portion of shopping centers owned by long term, financially strong principals • U.S.: Strip malls and community centers. Active deferrals $40 million or 9% of portfolio	$1.6B 12.0%	$1.2B $423M	$79M $5M	$385M	71% 3%	99%	19% 12%
Construction	• P.R.: Only 3% of the commercial portfolio; selective project sponsors and top tier developers. Active deferrals $7 million or 3% of portfolio • U.S.:96% concentrated in NY Metro	$1.1B 8.6%	$196M $940M	$61M $7M	$721M	5% 0.6%	100%	10% 4%
Hotels	• P.R.: Mainly business focus, not resort destination. Continues to be impacted by limited business and leisure travel. Majority of the deferrals expired in Q3; extensions for certain borrowers in progress • U.S.: Limited exposure	$372M 2.8%	$359M $13M	$31M $0.3M	$6M	81% 0.1%	89%	86% 72%
Restaurant and Food Services	• P.R.: Mostly quick service restaurants (62%) and full-service restaurants (26%). Strong quick service restaurant sales continue • U.S.: Limited exposure	$344M 2.6%	$333M $11M	$123M $10M	$141M	66% 0%	98%	51% 50%
Non-Food Wholesale	• P.R.: Diverse segment. Active deferrals $2 million or 1% of portfolio • U.S.: Limited exposure	$224M 1.7%	$179M $45M	$59M $13M	$148M	35% 1%	100%	10% 7%

Downgrade Period: 1Q20 2Q20 3Q20

[1] Considers loans held-in-portfolio for the commercial, construction and legacy portfolios in BPPR and Popular Bank (excluding PPP loans)
[2] As percentage of outstanding of sensitive segment (excluding PPP loans)

11

COVID-19 Response: Customer Relief Program

- In response to the pandemic, implemented several financial relief programs such as payment deferrals, suspensions of foreclosures and other collection activity. Payment deferrals were available to all eligible consumer and mortgage customers. In Puerto Rico, these measures followed specific statutory requirements
- Since March 16, 2020 provided financial assistance to approximately 125,700[1] retail accounts with an aggregate book value of $4.5 billion, and to 5,063 commercial accounts amounting to $4.1 billion. Total deferrals granted amounted to $8.6 billon or 29% of total loans held-in-portfolio
- As of September 30, 2020, 95% of the COVID-19 deferrals have expired and 95%[4] of those were current
- Approximately, 5,915 loans amounting to $698 million, or 2% of the portfolio, have an active deferral, mainly comprised of mortgage and commercial loans in the amount of $552 million and $137 million, respectively

Accounts Granted Assistance

	Deferrals ($B)	% of Portfolio[2]	% of Accounts	Active Deferrals	Expired Deferrals % Current[3]
Commercial	$4.1	28%	7%	0.9%	91%
Residential Mortgages[4]	$2.8	36%	33%	7%	87%
Auto Lending	$0.9	28%	28%	0%	95%
Lease Financing	$0.4	35%	37%	0%	97%
Other Consumer Loans	$0.3	19%	14%	0.5%	95%
Credit Cards	$0.1	11%	6%	0%	97%

[1] Excludes third-party mortgage portfolio serviced for others
[2] As percentage of loans-held-in portfolio
[3] Current refers to loans less than 29 days past due
[4] Including government guaranteed loans still pending COVID related modifications, percentage of total loans and mortgage expired deferrals that were current is 93% and 78%, respectively

POPULAR.

12

Non-Performing Assets ($ in millions) Non-Performing Assets NPAs decreased by $42 million QoQ NPLs decreased by $26 million QoQ P.R. NPLs at $694 million, or 3.2% of loans, down by $33 million, driven by: Lower mortgage NPLs by $27 million Lower consumer NPLs by $14 million Lower commercial NPLs by $12 million, offset by Higher construction NPLs by $22 million, related to a single borrower U.S. NPLs at $41 million, or 0.5% of loans, driven by a single $9 million construction loan Q1 20 increase in non-accrual loans included the CECL initial impact of purchased credit impaired loans of $278 million OREOs down by $13 million due to the resumption of sales and the suspension of foreclosure activity in response to the pandemic Non-performing loans held for sale, comprised of taxi medallion loans, remained flat QoQ Differences due to rounding Non-Performing Loans ($ in millions)

NPL Inflows Total NPL Inflows ($ in millions) Mortgage NPL Inflows ($ in millions) Commercial, Construction and Legacy NPL Inflows ($ in millions) Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding Total NPL inflows increased by $6 million QoQ P.R. inflows decreased by $14 million QoQ Mortgage inflows decreased by $41 million QoQ Construction NPL inflows increased by $22 million QoQ U.S. inflows increased by $19 million QoQ, mostly related to the commercial and construction portfolio

NCOs and NCO-to-Loan Ratio ($ in millions) Provision and Provision-to-NCO Ratio ($ in millions) Beginning in Q2 2018 figures include loans previously classified as covered Differences due to rounding Additional Credit Metrics NCOs decreased by $48 million, mostly related to lower P.R. consumer NCOs by $36 million, aided by deferrals and government stimulus. NCO ratio at 0.24% vs. 0.92% in Q2 2020 ACL increased slightly QoQ. The ACL reflects the current economic outlook using Moody’s Analytics September scenarios, as well as changes in the credit characteristics of the portfolio, including loan balances ACL-to-Loans ratio at 3.15% vs. 3.16% in Q2 2020 ACL-to-NPLs at 126% vs. 121% in Q2 2020 Provision for credit losses of the loan portfolios at $19 million for Q3 2020, down by $43 million, mostly driven by lower NCOs ACL, ACL-to-NCO and ACL-to-NPLs Ratios ($ in millions)

Economic Scenario: The Q3 2020 ACL used a probability weighted approach that combined Moody’s September S1 (optimistic), Baseline, and S3 (pessimistic) scenarios. The baseline scenario is assigned the highest probability followed by the S3 scenario, which accounts for most of the ACL increase. The Q2 2020 ACL utilized Moody’s Analytics June Baseline Scenario. The Q3 2020 Baseline shows higher near-term growth when compared to the Q2 2020 Baseline scenario. Allowance for Credit Losses – Q3 2020 Movement Differences due to rounding

17 Driving Value Recent Actions Continued to deploy liquidity: Completed $808 million bulk mortgage repurchase transactions Reallocation of investment portfolio, increasing proportion of agency mortgage backed securities Popular Bank’s branch network realignment Franchise Additional Value Investments in Evertec and Banco BHD León Puerto Rico Leading market position in Puerto Rico Focus on customer service supported by broad branch network Differentiated digital offering for retail and commercial customers Diversified fee income driven by unmatched product breadth and depth Strong risk-adjusted margins driven by de-risked and well-diversified loan portfolio Substantial liquidity with low deposit beta United States Mainland banking operation provides geographic diversification Branch footprint in key New York and South Florida MSAs National niche banking focus in homeowners associations and healthcare Evolving income streams, led by private wealth management and mortgage origination

Investor Presentation Third Quarter 2020 Appendix

Corporate Structure – Popular, Inc.

Franchise

Industry	Financial services
Headquarters	San Juan, Puerto Rico
Assets	$66 billion (among top 50 BHCs in the U.S.)
Loans	$29 billion
Deposits	$56 billion
Banking branches	163 in Puerto Rico, 49 in the U.S. (38 in New York and New Jersey and 11 in Florida) and 10 in the Virgin Islands
NASDAQ ticker symbol	BPOP
Market Cap	$3 billion

Summary Corporate Structure


POPULAR.
Assets = $66 billion
Banco Popular de Puerto Rico
Popular Securities LLC
Popular's Insurance Subsidaries
Popular North America, Inc.
Holding Companies (Including Equity Investments)
Popular Auto, LLC
Popular Bank¹
Puerto Rico Operations
Assets = $55 billion
United States Operations
Assets = $10 billion

Selected equity investments

EVERTEC and Banco BHD León under Corporate segment and joint ventures under BPPR segment evertec
- Transaction processing, business processes outsourcing
- 16.21% stake
- Adjusted EBITDA of $56 million for the quarter ended June 30, 2020

Banco BHD León
- Dominican Republic bank
- 15.84% stake
- 2019 net income of $172 million

PRLP 2011 Holdings, LLC
- Construction and commercial loans vehicle
- 24.90% stake

PR Asset Portfolio 2013-1 International, LLC
- Construction, commercial loans and OREOs vehicle
- 24.90% stake

Information as of September 30, 2020

[1] Doing business as Popular

POPULAR.
19

Municipalities Obligations of municipalities are backed by real and personal property taxes, municipal excise taxes, and/or a percentage of the sales and use tax. Indirect exposure includes loans or securities that are payable by non-governmental entities, but which carry a government guarantee to cover any shortfall in collateral in the event of borrower default. Majority are single-family mortgage related. Indirect Exposure The Corporation does not own any loans issued by the P.R. central government or its public corporations. Our direct exposure to P.R. municipalities was $370 million, down by $59 million, from Q2 2020, mostly related to payment received on July 1, 2020 P.R. Public Sector Exposure

De-Risked Loan Portfolios 1 Small and Medium Enterprise 2 NCOs distribution represents the percentage allocation of net charge-offs from Q1 2008 through Q3 2020 per each loan category, excluding net charge-offs from previously covered loans up to Q2 2015 3 See detail on page 22 The Corporation has de-risked its loan portfolios by reducing its exposure to asset classes with historically high loss content In the U.S.: Limited consumer and mortgage subprime exposure. Ceased subprime lending in 2008 Construction exposure mainly in New York Metro The P.R. commercial portfolio reductions include: Commercial portfolio, including construction, has decreased from 55% of total loans held-in-portfolio to 35% Construction portfolio is down by 84% since Q4 2007 SME1 portfolio is down by 61% from Q4 2007 Collateralized exposure, auto and mortgage, now represents a larger portion of consumer loan portfolio Unsecured loan credit quality has improved as overall FICO scores have increased3 Differences due to rounding

FICO Mix of Consumer Originations Prior periods for personal loans and credit cards were conformed to exclude zero FICO

Business Segments Differences due to rounding (Unaudited) ($ in millions) Financial Results Q3 2020 Q2 2020 Variance Q3 2020 Q2 2020 Variance Net interest income 395 $ 387 $ 8 $ 77 $ 74 $ 3 $ Non-interest income 108 96 12 7 6 1 Gross revenues 503 483 20 84 80 4 Provision for credit losses – loan portfolios 8 61 (53) 12 3 9 Provision (reversal) for credit losses – investment securities - (1) 1 - - - Total provision for credit losses 8 60 (52) 12 3 9 Operating expenses 305 297 8 57 53 4 Income before income tax 190 126 64 15 24 (9) Income tax expense 36 18 18 6 7 (1) Net income 154 $ 108 $ 46 $ 9 $ 17 $ (8) $ ($ in millions) Balance Sheet Highlights Total assets 55,389 $ 51,967 $ 3,422 $ 10,221 $ 10,595 $ (374) $ Total loans 21,726 21,448 278 7,732 7,653 79 Total deposits 48,615 45,985 2,630 7,683 8,163 (480) Asset Quality Q3 2020 Q2 2020 Variance Q3 2020 Q2 2020 Variance Non-performing loans held-in-portfolio / Total loans 3.19% 3.38% (0.19)% 0.53% 0.44% 0.09% Non-performing assets / Total assets 1.43% 1.61% (0.18)% 0.45% 0.40% 0.05% Allowance for credit losses / Total loans 3.47% 3.52% (0.05)% 2.22% 2.13% 0.09% Net interest margin 3.13% 3.39% (0.26)% 3.18% 3.07% 0.11% BPPR Popular U.S. Q3 2020 Q2 2020 Variance Q3 2020 Q2 2020 Variance

Popular, Inc. Credit Ratings Our senior unsecured ratings have remained stable Moody’s B1 Stable Outlook Fitch BB Stable Outlook S&P BB- Stable Outlook February Moody’s changes outlook to stable from negative April S&P upgrades to BB- from B+ revised outlook to stable 2017 February S&P placed BPOP on credit watch negative due to the general economic environment in Puerto Rico 2015 May Moody’s, as part of a recalibration of their bank rating model, upgraded BPOP from B2 to B1 with a stable outlook July On 7/10 S&P affirmed BPOP’s rating while maintaining a negative outlook March Moody’s placed BPOP on review for possible upgrade due to a change in their bank rating methodology September Moody’s downgraded BPOP to B2; outlook negative 2016 April S&P revised outlook to positive October Fitch and S&P change outlook to negative from stable 2018 May Fitch revised outlook to stable 2019 April Moody's upgrades to B1 from B2 S&P revised outlook to positive May Fitch upgrades to BB from BB- 2020 March S&P lowers outlook to stable

Investor Presentation Third Quarter 2020